Exhibit 99.1

Vical Reports Second Quarter 2006 Financial Results

          SAN DIEGO, Aug. 1 /PRNewswire-FirstCall/ -- Vical Incorporated (Nasdaq: VICL) today reported financial results for the quarter ended June 30, 2006. Revenues for the second quarter of 2006 were $7.3 million compared with $4.8 million for the same period of 2005.  The 2006 revenues were driven primarily by shipments of HIV vaccine to the National Institutes of Health (NIH) in support of a planned, large Phase 2 trial, while the 2005 revenues consisted primarily of option exercise fees from Merck & Co., Inc., for three cancer vaccine targets, and an initial upfront license fee from AnGes MG, Inc., for DNA delivery of Hepatocyte Growth Factor (HGF) for cardiovascular applications.

          The net loss for the second quarter of 2006 was $3.2 million or $0.11 per share, compared with $5.0 million or $0.21 per share for the second quarter of 2005.  Financial results were consistent with the company’s projection for an adjusted net loss for the full year 2006 of between $22 million and $26 million. This projection excludes non-cash, stock-based compensation expense and, as a result, is not calculated in accordance with U.S. generally accepted accounting principles (GAAP).  See “Use of Non-GAAP Financial Measure” below. Vical had cash and investments of $60 million at June 30, 2006.

          Recent Highlights

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Vical and AnGes MG, Inc. entered into a collaborative agreement for Vical’s Allovectin-7(R) cancer immunotherapeutic.  Under the agreement, AnGes will provide up to $100 million in ongoing clinical trial funding and future sales-based milestones as Allovectin-7(R) is successfully commercialized.  Vical retains exclusive marketing rights for Allovectin-7(R) in the United States and the rest of the world outside of specified Asian countries, for which AnGes received exclusive rights. Through a scheduled series of cash payments and equity investments totaling $22.6 million, including an initial equity investment of $6.9 million, AnGes will fund the Phase 3 pivotal trial of Allovectin-7(R) to be conducted by Vical in the United States in accordance with a Special Protocol Assessment (SPA) completed with the U.S. Food and Drug Administration (FDA).

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Vical’s lead three-component influenza (flu) DNA vaccine candidate provided 100% protection in mice and ferrets against lethal challenges with a highly virulent H5N1 avian influenza virus in studies conducted by Richard J. Webby, Ph.D., at St. Jude Children’s Research Hospital. Additionally, in these and earlier studies in mice, simplified versions of Vical’s vaccine candidate using only two of the three components provided high levels of protection against multiple human flu strains and against the H5N1 avian flu strain.

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The National Institute of Allergy and Infectious Diseases (NIAID), part of the NIH, after reviewing the mouse and ferret protection data from the flu DNA vaccine program, gave Vical accelerated access to $2.6 million in funding for further development of the vaccine under a grant awarded in September 2005. The funds will be used to complete preclinical development of the vaccine and file an Investigational New Drug Application (IND) with the FDA, which would allow initiation of a Phase 1 safety trial in human volunteers.

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A West Nile virus (WNV) vaccine candidate administered using Vical’s proprietary DNA delivery technology was safe and well-tolerated, and produced neutralizing antibody WNV-specific responses in all 11 healthy volunteers who returned for follow-up testing after completing the three-dose vaccination schedule.  The WNV vaccine program is fully-funded by the NIH.  The Phase 1, open-label clinical trial study was sponsored by NIAID and conducted at the NIH Clinical Center.  The data were presented at the American Society of Gene Therapy 2006 Annual Meeting in Baltimore, MD.

          Conference Call

          Vical will conduct a conference call and webcast to discuss the financial results and program updates with invited analysts and institutional investors today, August 1, at noon Eastern Time.  The call and webcast are open on a listen-only basis to any interested parties. To listen to the conference call, dial (888) 224-3260, or (913) 905-1086 for international participants.  A replay of the call will be available for 48 hours beginning about two hours after the call. To listen to the replay, dial (888) 203-1112, or (719) 457-0820 for international participants, and enter conference identification number 2549584.  The call also will be available live and archived through the webcast center at www.vical.com.  For further information, contact Vical’s Investor Relations department by phone at (858) 646-1127 or by e-mail at info@vical.com.

          About Vical

          Vical researches and develops biopharmaceutical products based on its patented DNA delivery technologies for the prevention and treatment of serious or life-threatening diseases.  Potential applications of the company’s DNA delivery technology include DNA vaccines for infectious diseases or cancer, in which the expressed protein is an immunogen; cancer immunotherapeutics, in which the expressed protein is an immune system stimulant; and cardiovascular therapies, in which the expressed protein is an angiogenic growth factor.  The company has developed certain infectious disease vaccines and cancer therapeutics internally.  In addition, the company collaborates with major pharmaceutical companies and biotechnology companies that give it access to complementary technologies or greater resources.  These strategic partnerships provide the company with mutually beneficial opportunities to expand its product pipeline and serve significant unmet medical needs.  Additional information on Vical is available at www.vical.com.

          Forward-Looking Statements

          This press release contains forward-looking statements subject to risks and uncertainties that could cause actual results to differ materially from those projected, including:  whether the company will achieve levels of revenues and control expenses to meet projected financial performance; whether Vical or others will continue development of Allovectin-7(R), the influenza vaccine candidate, the Ebola vaccine candidate, the WNV vaccine candidate, or any other product candidates being developed by Vical, its collaborators or licensees; the timing, nature and cost of any additional development; whether Vical will receive all of the clinical trial funding from AnGes under the collaborative agreement, which will depend on continued development of Allovectin-7(R) and certain other conditions; whether Vical will receive any or all of the sales-based milestone payments and royalties for sales in the specified Asian countries, which will depend on the efforts of AnGes in obtaining regulatory approval and commercializing Allovectin-7(R) in those countries; whether H5N1 or other strains of avian influenza will emerge as pandemic threats; whether the company will earn all of the remaining $2.6 million available under the NIAID influenza grant; whether the company will successfully complete preclinical development of its influenza vaccine candidate and file an IND; whether the company will secure additional funding to support Phase 1 human testing of its influenza vaccine candidate; whether Allovectin-7(R), the influenza vaccine candidate, the Ebola vaccine candidate, the WNV vaccine candidate, or any other product candidates being developed by Vical, its collaborators or licensees will be shown to be safe and effective in clinical trials; and additional risks set forth in the company’s filings with the Securities and Exchange Commission.  These forward-looking statements represent the company’s judgment as of the date of this release.  The company disclaims, however, any intent or obligation to update these forward-looking statements.

          Use of Non-GAAP Financial Measure

          This press release contains adjusted net loss projections that are not calculated in accordance with GAAP. Specifically, the company’s adjusted net loss projection for 2006 excludes an estimated $2 million to $3 million of non-cash, stock-based compensation expense associated with adoption of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment,” on January 1, 2006. As the final amount of such expense cannot yet be determined, the company currently cannot make a net loss projection in accordance with GAAP or reconcile its non-GAAP net loss projection to a net loss projection calculated in accordance with GAAP.

          Vical believes that this non-GAAP financial measure provides meaningful information regarding the company’s performance by excluding expenses that may not be indicative of the company’s core operating results.  In addition, Vical believes that the use of this non-GAAP financial measure enhances the consistency and comparability of the company’s reported financial results and enables investors to better evaluate the company’s current performance compared to its past performance.  However, this information should not be considered in isolation or as an alternative to financial information calculated in accordance with GAAP.

Contacts:	Alan R. Engbring
Executive Director, Investor Relations

Jill M. Church
Vice President and Chief Financial Officer

(858) 646-1127
Website: www.vical.com

VICAL INCORPORATED
Selected Condensed Financial Information (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Statements of Operations (in thousands, except per share amounts)
	2006	2005	2006	2005

Revenues:
Contract and grant revenue	$7,100	$487	$12,679	$2,940
License and royalty revenue	156	4,320	192	4,551
Total revenues	7,256	4,807	12,871	7,491
Operating expenses:
Research and development	4,171	4,756	8,815	9,229
Manufacturing and production	4,499	3,353	8,051	7,265
General and administrative	2,406	1,923	4,848	4,038
Total operating expenses	11,076	10,032	21,714	20,532
Loss from operations	(3,820)	(5,225)	(8,843)	(13,041)
Net investment income	576	243	1,126	481
Net loss	$(3,244)	$(4,982)	$(7,717)	$(12,560)
Basic and diluted net loss per share	$(0.11)	$(0.21)	$(0.27)	$(0.53)
Shares used to calculate basic and diluted net loss per share	28,817	23,517	28,555	23,513

Balance Sheets (in thousands)	June 30, 2006	December 31, 2005

Assets:
Cash, cash equivalents, and marketable securities	$59,685	$66,486
Other current assets	11,046	5,778
Total current assets	70,731	72,264
Property and equipment, net	14,229	15,170
Other assets	6,278	7,096
Total assets	$91,238	$94,530
Liabilities and stockholders’ equity:
Current liabilities	$6,406	$8,780
Long-term obligations	4,083	5,444
Stockholders’ equity	80,749	80,306
Total liabilities and stockholders’ equity	$91,238	$94,530

SOURCE  Vical Incorporated
          -0-                                        08/01/2006
          /CONTACT:  Alan R. Engbring, Executive Director, Investor Relations, or Jill M. Church, Vice President and Chief Financial Officer, both of Vical, +1-858-646-1127/
          /Web site:  http://www.vical.com /